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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2004

SL GREEN REALTY CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland (STATE OF INCORPORATION)	1-13199 (COMMISSION FILE NUMBER)	13-3956775 (IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue, New York, New York 10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(212) 594-2700
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

  On April 29, 2004, SL Green Realty Corp. (the "Company") and SL Green Operating Partnership, L.P. (the "Operating Partnership") entered into an Underwriting Agreement with Wachovia Capital Markets, LLC and the several underwriters listed therein (the "Underwriters") in connection with an underwritten public offering (the "Offering") by the Company of 2,400,000 shares (along with 360,000 shares to cover the Underwriters' over-allotment option) of 7.875% Series D Cumulative Redeemable Preferred Stock with a liquidation preference of $25.00 per share, par value $.01 per share. The net proceeds to the Company from the Offering are expected to be approximately $57.9 million after deducting underwriting discounts and commissions and the Company's expenses (or approximately $66.6 million if the underwriters exercise their over-allotment option in full).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)
EXHIBITS

1.1
Underwriting Agreement, dated April 29, 2004, by and among SL Green Realty Corp., SL Green Operating Partnership, L.P., Wachovia Capital Markets, LLC and the several underwriters listed therein.

4.1
Articles Supplementary designating the Company's 7.875% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $.01 per share.

4.2
Form of stock certificate evidencing the 7.875% Series D Cumulative Redeemable Preferred Stock of the Company, liquidation preference $25.00 per share, par value $.01 per share.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.
By:	/s/ GREGORY F. HUGHES Gregory F. Hughes Chief Financial Officer

Date: May 20, 2004

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SIGNATURES